PRESS RELEASE

	Contact:	Fred G. Kowal President and Chief Operating Officer (973) 748-3600
American Bancorp of New Jersey, Inc. American Bank of New Jersey 365 Broad Street Bloomfield, NJ 07003-2798 NASDAQ Global Market "ABNJ"		For Immediate Release January 3, 2008

AMERICAN BANCORP OF NEW JERSEY, INC.
ANNOUNCES INITIATION OF NEW STOCK REPURCHASE PROGRAM

Bloomfield, New Jersey - January 3, 2008 - American Bancorp of New Jersey, Inc. (NASDAQ: ABNJ) (the Company), holding company of American Bank of New Jersey (the Bank), announced the completion of its stock repurchase program announced on August 29, 2007. The Company also concurrently announced the initiation of a new program to repurchase up to an additional 5% of its outstanding shares in the open market or in privately negotiated transactions. These shares will be purchased from time to time depending upon market conditions.

Fred G. Kowal, President and Chief Operating Officer of the Company, indicated that the Board of Directors approved the repurchase program in view of the current price level of the Company's common stock and the strong capital position of the Company and its subsidiary, American Bank of New Jersey.

As of September 30, 2007, the Company had consolidated total assets of $573.7 million and stockholders' equity of $100.6 million. The Bank is a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and its branch offices located in Cedar Grove, Verona, Nutley and Clifton, New Jersey.

The foregoing material contains forward-looking statements concerning our financial condition, results of operations and business. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.